Exhibit 99.1

Contact:	Frank Perez
Chief Financial Officer
615-599-2274

TENNESSEE COMMERCE BANCORP REPORTS

FOURTH QUARTER 2010 RESULTS

FRANKLIN, Tenn. — (January 21, 2011) — Tennessee Commerce Bancorp, Inc. (NASDAQ: TNCC) today reported financial results for the fourth quarter ended December 31, 2010.  The Company reported net income of approximately $928,000, before the preferred dividend, or $0.08 per diluted share for the quarter ended December 31, 2010 compared with net income of $1.7 million, before the preferred dividend, or $0.35 per diluted share for the quarter ended December 31, 2009.  The Company also reported net income of $3.4 million, before the preferred dividend, or $0.42 per diluted share for the twelve months ended December 31, 2010, compared to a net loss of $5.6 million, before the preferred dividend, or $1.17 per diluted share for the twelve months ended December 31, 2009.

Assets at December 31, 2010 increased $33.0 million or 2.3% from September 30, 2010.  The increase in assets was mainly attributable to an increase of $48.4 million in the available-for-sale securities portfolio, which represented 8.8% of total assets at the end of the fourth quarter compared to 5.6% of total assets at the end of the third quarter.  Assets at December 31, 2010 increased $69.6 million or 5.1% from December 31, 2009.  Gross loans at December 31, 2010 decreased $11.9 million or 1.0% from September 30, 2010 and increased $58.5 million or 5.0% from December 31, 2009.  The increase in gross loans from December 31, 2009 was mainly attributable to an increase of $48.2 million in commercial real estate during the same period.  Total deposits at December 31, 2010 increased $38.0 million or 3.0% from September 30, 2010 and $56.5 million or 4.5% from December 31, 2009.  The increase from December 31, 2009 was mainly attributable to an increase of $79.2 million in transactional and savings accounts.

The net interest margin improved to 3.93% for the three months ended December 31, 2010 compared to 3.77% for the linked third quarter.  For the twelve months ended December 31, 2010, the net interest margin was 4.05% compared to 3.66% for the twelve months ended December 31, 2009.  The improved net interest margin for 2010 was mainly attributed to a decrease of 81 basis points to the cost of interest bearing accounts during the period, which resulted in a decrease of $7.1 million or 21% in interest expense.

The increase in non-performing assets to $91.2 million at December 31, 2010 compared to $86.5 million at September 30, 2010 was mainly attributed to one relationship that totaled $3.5 million. Early stage delinquencies at December 31, 2010 improved $14.4 million from September 30, 2010 to 1.5% of total loans. Repossessed assets, consisting primarily of transportation assets, have decreased by 17% from $36.9 million at December 31, 2009 to $30.6 million at December 31, 2010. “While ATA truck tonnage index reports showed softening during the last half of the year, industry indicators point towards a positive rebound in 2011,” stated Mike Sapp, President and Chief Executive Officer of Tennessee Commerce Bancorp, Inc.

The loan loss provision of $3.8 million for the fourth quarter of 2010 was the lowest provision expense recorded since the $3.3 million provision expense for the fourth quarter of 2008.  Net charge-offs for the fourth quarter of 2010 amounted to $4.0 million, compared to $5.8 million for the third quarter of 2010.

Non-interest income for the quarter ended December 31, 2010 was a loss of approximately $493,000, compared to non-interest income of $1.3 million for the quarter ended September 30, 2010.  The decrease in non-interest income was primarily attributable to decreased fees associated with leveraged leases.

Non-interest expenses decreased to $8.1 million or 2% for the fourth quarter of 2010 compared to $8.3 million for the linked third quarter.

“We are pleased to return to profitability and to see the rebound in our net interest margin. Although non-performing loans increased during the fourth quarter, this was driven by specific larger loans rather than a decrease of overall credit quality. Additionally, we remain focused on enhancing our capital position and reducing the level of credit risk,” stated Mike Sapp.

The efficiency ratio for the fourth quarter of 2010 was relatively flat at 62.1% compared to 61.0% for the linked third quarter.  The slight increase in the efficiency ratio was mainly attributed to the decrease in non-interest income during the fourth quarter when compared to the linked third quarter.

The bank continued to exceed the well capitalized regulatory guidelines at December 31, 2010, with total risk-based capital at 11.30%, Tier 1 capital at 10.05%, and Tier 1 leverage capital at 8.80%.  The holding company’s total risk based capital was 12.61%, Tier 1 capital was 11.30%, and Tier 1 leverage capital was 9.94%.  Tangible common equity to tangible assets was 6.14% at December 31, 2010.

-MORE-

Fourth Quarter Conference Call

Schedule this webcast into MS-Outlook calendar (click open when prompted):

http://apps.shareholder.com/PNWOutlook/t.aspx?m=44678&k=BCE1B50D

Toll-free:     (877) 312-8781

International: (253) 237-1198

Tennessee Commerce will provide an online, real-time webcast and rebroadcast of its fourth quarter earnings conference call to be held at 11:00 a.m. Eastern on January 21, 2011.  The live broadcast will be available online at http://www.tncommercebank.com under the Investor Relations tab.

An audio replay of the conference call will be available approximately two hours after the call’s completion on our website at http://www.tncommercebank.com under the Investor Relations tab or by dialing one of the following Dial-In Numbers and the Conference ID shown below:

Encore Dial in #: (800) 642-1687 Encore Dial In #: (706) 645-9291. The recording will be available from: 01/21/2011 13:00 to 01/28/2011 12:59 Conference ID number: 19630984

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank.  The Bank provides a wide range of banking services and is primarily focused on business accounts.  Its corporate and banking office is located in Franklin, Tennessee.  Tennessee Commerce Bancorp’s stock is listed on the NASDAQ Global Market under the symbol “TNCC.”

Additional information concerning Tennessee Commerce can be accessed at www.tncommercebank.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about transportation industry indicators and non-GAAP financial measures. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “outlook,” “estimate,” “continue,” “predict,” “project”,   “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, our concentration of credit exposure to borrowers in the transportation industry, the potential disposition of collateral upon foreclosure with respect to our national market funding outside of the Nashville MSA, the effects of future economic, business and market conditions and changes, domestic and foreign, that may affect general economic conditions, governmental monetary and fiscal policies, negative developments in the financial services industry and U.S. and global credit markets, fluctuations in interest rates, changes in accounting policies, rules and practices,  other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date of this press release, and Tennessee Commerce undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release. Tennessee Commerce is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

TENNESSEE COMMERCE BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2010 (UNAUDITED) AND DECEMBER 31, 2009

	December 31,	December 31,
(Dollars in thousands, except share data)	2010	2009 (1)
ASSETS
Cash and due from banks	$6,521	$22,864
Federal funds sold	14,214	15,010
Cash and cash equivalents	20,735	37,874

Securities available for sale	127,650	93,668

Loans	1,229,811	1,171,301
Allowance for loan losses	(21,463)	(19,913)
Net loans	1,208,348	1,151,388

Premises and equipment, net	2,335	1,967
Accrued interest receivable	8,746	9,711
Restricted equity securities	2,459	2,169
Income tax receivable	324	68
Bank-owned life insurance	27,969	25,673
Other real estate owned	2,888	814
Reposessions	30,635	36,951
Other assets	20,983	23,149
Total assets	$1,453,072	$1,383,432

LIABILITIES AND SHAREHOLDERS EQUITY
Liabilities
Deposits
Non-interest-bearing	$25,486	$30,111
Interest-bearing	1,273,565	1,212,431
Total deposits	1,299,051	1,242,542

Accrued interest payable	1,408	1,430
Accrued dividend payable	187	187
Short-term borrowings	—	14,000
Other liabilities	7,668	5,783
Long-term subordinated debt	25,421	23,198
Total liabilities	1,333,735	1,287,140
Shareholders equity
Preferred stock, 1,000,000 shares authorized; 30,000 shares of $0.50 par value Fixed Rate Cumulative Perpetual, Series A issued and outstanding at December 31, 2010 and December 31, 2009	15,000	15,000
Common stock, $0.50 par value; 20,000,000 shares authorized at December 31, 2010 and at December 31, 2009; 12,194,884 and 5,646,368 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	6,097	2,823
Common stock warrant	453	453
Additional paid-in capital	84,391	63,247
Retained earnings	18,000	16,056
Accumulated other comprehensive income (loss)	(4,604)	(1,287)
Total shareholders equity	119,337	96,292

Total liabilities and shareholders equity	$1,453,072	$1,383,432

(1)   The balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

TENNESSEE COMMERCE BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

TWELVE MONTHS AND THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(UNAUDITED)

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
(Dollars in thousands, except share data)	2010	2009	2010	2009
Interest income
Loans, including fees	$77,920	$75,770	$19,818	$19,866
Securities	3,387	5,325	895	1,236
Federal funds sold	71	13	34	1
Total interest income	81,378	81,108	20,747	21,103

Interest expense
Deposits	27,162	34,213	6,856	7,406
Other	1,711	1,979	311	496
Total interest expense	28,873	36,192	7,167	7,902

Net interest income	52,505	44,916	13,580	13,201

Provision for loan losses	20,011	31,039	3,768	4,150

Net interest income after provision for loan losses	32,494	13,877	9,812	9,051

Non-interest income
Service charges on deposit accounts	122	157	32	25
Securities gains	887	1,118	153	248
Gain (loss) on sale of loans	917	(1,928)	442	(1,279)
(Loss) gain on repossession	(5,369)	(1,826)	(1,371)	(661)
Other	5,826	922	251	291
Total non-interest income (loss)	2,383	(1,557)	(493)	(1,376)

Non-interest expense
Salaries and employee benefits	12,071	9,849	3,836	2,421
Occupancy and equipment	2,032	1,625	558	439
Data processing fees	2,030	1,549	501	401
FDIC expense	3,601	1,922	1,252	54
Professional fees	3,011	1,851	725	458
Other	6,920	4,509	1,254	1,195
Total non-interest expense	29,665	21,305	8,126	4,968

Income (loss) before income taxes	5,212	(8,985)	1,193	2,707

Income tax expense (benefit)	1,768	(3,407)	265	1,056
Net income (loss)	3,444	(5,578)	928	1,651
Preferred dividends	(1,500)	(1,546)	(375)	(375)

Net income (loss) available to common shareholders	$1,944	$(7,124)	$553	$1,276

Earnings (loss) per share (EPS):
Basic EPS	$0.24	$(1.50)	$0.05	$0.27
Diluted EPS	0.24	(1.50)	0.05	0.27

Weighted average shares outstanding:
Basic	8,212,929	4,738,638	12,194,884	4,752,753
Diluted	8,212,929	4,738,638	12,194,884	4,752,753

TENNESSEE COMMERCE BANCORP, INC.

LOAN DATA

(Dollars in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
LOAN BALANCES BY TYPE:
Commercial and Industrial	$648,187	$671,013	$652,149	$651,382	$649,475
Consumer	3,692	3,547	3,636	3,581	3,476
Real Estate:
Construction	115,882	118,376	131,187	135,416	142,109
1-4 Family	42,101	43,639	43,591	44,339	42,425
Other	307,406	290,383	268,743	268,119	259,220
Total Real Estate	465,389	452,398	443,521	447,874	443,754
Tax leases	112,543	114,711	97,753	83,334	74,596
Total	$1,229,811	$1,241,669	$1,197,059	$1,186,171	$1,171,301

ASSET QUALITY DATA:
Total Assets	$1,453,072	$1,420,070	$1,389,528	$1,382,851	$1,383,432
Nonaccrual Loans	52,315	47,351	34,041	34,792	19,151
Troubled debt	1,705	94	99	124	111
Total Non-Performing Loans (1)	54,020	47,445	34,140	34,916	19,262
Loans 90+ Days Past Due	3,608	4,340	2,943	6,232	1,328
Reposessions	30,635	32,747	36,336	39,993	36,951
Other Real Estate Owned	2,888	1,975	795	480	814
Total Non-Performing Assets (2)	58,811	53,666	37,779	41,504	21,293
Total Non-Performing Assets (Adj) (3)	$91,151	$86,507	$74,214	$81,621	$58,355

Non-Performing Loans to Total Loans (1)	4.4%	3.8%	2.9%	2.9%	1.6%
Non-Performing Assets to Total Loans (2)	4.8%	4.3%	3.2%	3.5%	1.8%
Non-Performing Assets to Total Assets (2)	4.0%	3.8%	2.7%	3.0%	1.5%
Non-Performing Assets (Adj) to Total Assets (3)	6.3%	6.1%	5.3%	5.9%	4.2%
Allowance for Loan Losses to Non-Performing Loans	39.7%	45.8%	59.6%	57.6%	103.4%
Allowance for Loan Losses to Total Loans	1.7%	1.7%	1.7%	1.7%	1.7%
Loans 30+ Days Past Due to Total Loans (loans not included in non-performing loans)	1.5%	2.7%	2.2%	4.5%	4.5%
Net Chargeoffs to Average Gross Loans	0.3%	0.5%	0.4%	0.4%	0.3%

NET CHARGE-OFFS FOR QUARTER	$4,047	$5,797	$4,214	$4,403	$3,927

Transportation & Other Equipment :
Nonaccrual Loans (included above)	$11,701	$11,214	$24,297	$21,019	$11,596
Loans 90+ Days Past Due (included above)	3,118	3,364	1,388	5,868	1,328
Reposessions	20,651	22,478	26,176	29,299	24,980

(1)          Non-Performing loans are comprised of Nonaccrual Loans and Troubled Debt

(2)          Non Performing Assets are comprised of Nonaccruals, 90+ Days Past Due and ORE

(3)          Non Performing Assets (Adjusted) are comprised of Nonaccruals, 90+ Days past Due, ORE and Repossessions (consolidated)

TENNESSEE COMMERCE BANCORP, INC.

FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share amounts)

	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
Total Assets	$1,453,072	$1,420,070	$1,389,528	$1,382,851	$1,383,432
Total Net Loans	1,208,348	1,219,927	1,176,713	1,166,061	1,151,388
Total Deposits	1,299,051	1,261,005	1,243,456	1,239,835	1,242,541
Reserves/ Loans (%)	1.75%	1.75%	1.70%	1.70%	1.70%
Shareholders’ Equity	119,337	123,838	100,782	98,407	96,292
Tangible Equity	89,160	93,684	70,651	68,299	66,207
Net Interest Income	13,580	12,333	13,343	13,249	13,201
Operating Revenue	13,087	13,628	14,237	13,936	11,825
Net Income (Loss) Available to Common Shareholders	553	(1,474)	1,511	1,354	1,276
Diluted Earnings (Loss) Per Share	$0.05	$(0.16)	$0.26	$0.24	$0.27
ROAA	0.15%	-0.41%	0.44%	0.40%	0.38%
ROACE	2.39%	-7.09%	8.69%	8.13%	7.94%
Net Interest Margin	3.93%	3.77%	4.25%	4.25%	4.18%
Total Equity/ Total Assets	8.21%	8.72%	7.25%	7.12%	6.96%
Total Capital Ratio - Bank	11.30%	11.06%	10.95%	10.72%	10.63%
Total Capital Ratio - Corporation	12.61%	12.42%	10.99%	10.82%	10.81%
Efficiency Ratio	62.09%	61.04%	47.14%	46.71%	42.01%
Pre-tax, Pre-Provision Income	4,586	4,934	7,151	7,052	6,482
Net Income	928	(1,099)	1,886	1,729	1,651
Net Income Available to Common Shareholders’	553	(1,474)	1,511	1,354	1,276
Average assets	1,408,299	1,411,351	1,376,347	1,371,526	1,307,205
Average Common Equity	91,952	82,466	69,450	67,073	63,265

PT,PP ROAA	0.33%	0.26%	0.26%	0.13%	0.50%
ROAA	0.04%	-0.10%	0.11%	0.10%	0.10%
ROEE	0.60%	-1.79%	2.18%	2.02%	2.02%

	3 months ended December 31,			3 months ended December 31,
	2010			2009
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest Earning Assets
Securities - taxable	$124,935	$895	2.82%	$98,979	$1,236	4.92%
Loans	1,218,748	19,818	6.45%	1,153,175	19,866	6.83%
Securities-tax exempt
Fed funds sold	25,994	34	0.52%	1,565	1	0.25%
Interest-bearing accounts	1,369,677	20,747	6.01%	1,253,719	21,103	6.67%

Non-interest earning assets
Cash and due from banks	10,162			7,108
Net fixed assets and equipment	2,373			2,026
Accrued interest and other assets	91,587			81,400
Total assets	$1,473,799			$1,344,253

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest Earning Liabilities
Deposits (other than demand)	$1,253,292	$6,856	2.17%	$1,176,135	$7,406	2.50%
Fed funds purchased & FHLB Advances	17,782	11	0.25%	2,016	14	2.76%
Subordinated Debt	25,500	300	4.67%	33,198	482	5.76%
	1,296,574	7,167	2.19%	1,211,349	7,902	2.59%
Non-interest bearing liabilities
Non-interest bearing demand deposits	26,782			25,903
Other liabilities	28,325			13,662
Shareholders’s equity	122,118			93,339
Total Liabilities and Shareholders’ Equity	$1,473,799			$1,344,253

Net Interest/Spread			3.82%			4.08%

Net Interest Margin			3.93%			4.18%

	12 months ended December 31,			12 months ended December 31,
	2010			2009
	Average		Average	Average		Average
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest Earning Assets
Securities - taxable	$92,320	$3,387	3.65%	$102,827	$5,325	5.14%
Loans	1,185,579	77,920	6.57%	1,115,993	75,770	6.79%
Securities-tax exempt
Fed funds sold	19,417	71	0.37%	5,955	13	0.22%
Interest-bearing accounts	1,297,316	81,378	6.27%	1,224,775	81,108	6.62%

Non-interest earning assets
Cash and due from banks	13,268			8,452
Net fixed assets and equipment	2,235			2,160
Accrued interest and other assets	95,480			71,818
Total assets	$1,408,299			$1,307,205

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest Earning Liabilities
Deposits (other than demand)	$1,227,550	$27,162	2.21%	$1,133,387	$34,213	3.02%
Fed funds purchased & FHLB Advances	6,369	21	0.33%	14,467	89	0.62%
Subordinated Debt	31,580	1,690	5.35%	33,198	1,890	5.69%
	1,265,499	28,873	2.28%	1,181,052	36,192	3.06%
Non-interest bearing liabilities
Non-interest bearing demand deposits	24,106			24,372
Other liabilities	10,789			6,626
Shareholders’s equity	107,905			95,155
Total Liabilities and Shareholders’ Equity	$1,408,299			$1,307,205

Net Interest Spread			3.99%			3.56%

Net Interest Margin			4.05%			3.66%

GAAP Reconciliation and Management Explanation for Non-GAAP Financial Measures

Certain financial information included in this press release was determined by methods other than in accordance with GAAP, as follows:

•            “Tangible common book value per share” is defined as total shareholders’ equity, excluding preferred stock, net of discount, and common stock warrant, reduced by goodwill and other intangible assets, divided by total common shares outstanding. Management believes this measure is important to investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.

•            “Tangible common equity to tangible assets” is defined as total shareholders’ equity, excluding preferred stock, net of discount, and common stock warrant, reduced by goodwill and other intangible assets, divided by the difference of total assets less goodwill and other intangible assets. Management believes this measure is important to investors who are interested in evaluating the adequacy of our capital levels.

•            “Efficiency ratio” is defined as non-interest expense divided by the sum of net interest income and non-interest income. Management believes that this measure is important to investors who are interested in comparing the performance of our core business operations.

•            “Pre-tax, pre-provision income” is defined as income before income taxes reduced by provision for loan losses. Management believes that pre-tax, pre-provision income is important to investors as it shows income trends without giving effect to loan loss provision.

You should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP measures used by other companies. The following tables present a reconciliation to provide a more detailed analysis of these non-GAAP performance measures:

(Unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
(Dollars in thousands)
Tangible Shareholders’ Equity:
Total shareholders’ equity	119,337	123,838	100,782	98,407	96,292
Less:Goodwill	—	—	—	—	—
Preferred stock, net of discount	(29,724)	(29,701)	(29,678)	(29,655)	(29,632)
Warrant	(453)	(453)	(453)	(453)	(453)
Total tangible common equity	$89,160	$93,684	$70,651	$68,299	66,207

Tangible common equity to tangible assets	6.14%	6.59%	5.08%	4.94%	4.76%
Total shares outstanding	12,194,884	12,194,884	5,646,368	5,648,384	5,646,338
Tangible common book value per share	$7.31	$7.68	$12.51	$12.09	11.73

(Unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
(Dollars in thousands)
Non-interest expense	$8,126	$8,319	$6,711	$6,509	$4,968

Net-interest income	13,580	12,333	13,343	13,249	13,201
Non-interest income	(493)	1,295	894	687	(1,376)
Net revenues	$13,087	$13,628	$14,237	$13,936	$11,825

Efficiency Ratio	62.09%	61.04%	47.14%	46.71%	42.01%

(Unaudited)	2010 Q4	2010 Q3	2010 Q2	2010 Q1	2009 Q4
(Dollars in thousands)
Income (loss) before income taxes	$553	$(1,474)	$1,511	$1,354	$1,276
Provision for loan loss	3,768	7,193	4,450	4,600	4,150
Income tax expense (benefit)	265	(785)	1,190	1,098	1,056
Pre-tax, pre-provision income	$4,586	$4,934	$7,151	$7,052	$6,482